U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM SB-2/A
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BLIMAH COM, INC.
               (Name of Small Business Issuer in its charter)

Nevada                     6700                          88-0450465
(State or Jurisdiction     (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or        Classification Code Number)   Identification No.)
Organization)

3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253. (Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, A PC., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253, fax: (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.
?
If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
?
If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
?
If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.
?


CALCULATION OF REGISTRATION FEE

Title of each     Amount to be     Proposed     Proposed       Amount of
class of          registered       maximum      maximum        registration
securities to                      offering     aggregate      fee
be registered                      price per    offering
                                   unit         price

Common shares     2,000,000        $0.05        $100,000.00      $26.40

Blimah hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Blimah shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                               [1]




Initial Public Offering
Prospectus
BLIMAH COM, INC.
2,000,000 shares of Common Stock
$0.05 per share

Registrant
Blimah Com, Inc.
3305 Grey Dolphin Dr.
Las Vegas, NV 89117

Registrant's Attorney
Shawn F. Hackman a P.C.
3360 W. Sahara, Suite 200
Las Vegas, NV  89102
Tele:  (702) 732-2253    Fax: (702) 940-4006

_________________________
The Offering

                               Per Share        Total
Public Price                   $0.05            $100,000

Proceeds to
Blimah                         $0.05            $100,000

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities to be registered is Common Shares.

The amount to be registered is 2,000,000 shares.


This  investment  involves  a high degree of Risk.  You should purchase shares
only if you can afford a complete  loss.   Please  consider carefully the risk
factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Blimah is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended. The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow
account. While held   in  the escrow account, the deposited securities may not
be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

                                    [2]

TABLE OF CONTENTS                                              PAGE

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . .4

RISK FACTORS. . . . . . . . . . . . . . . . . . .. . . . . . . 5

INVESTORS RIGHTS AND SUBSTANTIVE

PROTECTION UNDER RULE 419. . . . . . . . . . . . . . . . . . . 8

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 10

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . 12

DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .12

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . .14

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . 16

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS
AND CONTROL PERSONS. . . . . . . . . . . . . . . . . . . . . . 16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . .17

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . 18

INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . 19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES. . . . . . . . . . . . . . . . .20

ORGANIZATION WITHIN LAST FIVE YEARS. . . . . . . . . . . . . . 21

DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . 21

PLAN OF OPERATION. . . . . . . . . . . . . . . . . . . . . . . 21

DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . 28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . .28

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . . 28

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . .28

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . .29-39

Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   [3]

Prospectus Summary


Corporate Information

Blimah.com, Inc. was incorporated under the laws of the state of Nevada on February 7th, 2000. Blimah's current address is 3305 Grey Dolphin Dr.,
Las Vegas, NV  89117.  Blimah's  sole officer and director is Mr. Issac Akiva.

Business.

Blimah is a blank check company subject to Rule 419. Blimah was organized as a vehicle to acquire or merge with another business or company. Blimah has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Mr. Akiva, however, is always looking for potential merger candidates.

Blimah has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Blimah never commenced any operational activities. Blimah would be defined as a blank check "shell" company.


The Offering.

Blimah is conducting a blank check offering pursuant to Rule 419. A maximum of
2,000,000  shares may be sold on a direct participation offering basis. All of the proceeds  from  the  sale  of shares will be placed in an interest-bearing escrow account by 12 o'clock noon  of  the  fifth  business  day after receipt
thereof, until the sum of the minimum offering  is  received.   If  less  than
$20,000, is received from the sale of the  shares  within 240 days of the date of this prospectus, all proceeds will be  refunded promptly to purchasers with interest and without deduction for  commission or other expenses.  Subscribers will not be able to obtain  return  of their funds while in escrow. There will be a minimum purchase of 5000 shares at $250.00.

                                   [4]











RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.


Due to a lack of financing and a lack of experience in the management positions, Blimah will be at a competitive disadvantage.

Blimah is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for Blimah. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Blimah. Consequently, Blimah will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Blimah will compete in seeking merger or acquisition candidates with numerous other small public companies.

While seeking a business combination, Mr. Akiva anticipates devoting up to twenty hours per month to the business of Blimah. Notwithstanding the limited experience and time commitment of Mr. Akiva, loss of Mr. Akiva' services would adversely affect development of Blimah' business and its likelihood of continuing operations. Furthermore, Mr. Akiva is not a professional business analyst. Lack of experience will be a detriment to Blimah' efforts.

Blimah has not identified a potential merger candidate as of yet. Investors in Blimah's securities will not be able to evaluate the merits or risks of a potential merger candidate before they invest, nor can they be certain that a merger candidate will be found.

Blimah has no arrangement, agreement or understanding with respect to engaging in  a  merger  with,  joint  venture with or acquisition of, a private entity.
Blimah may not be successful in  identifying  and evaluating suitable business opportunities  or  in concluding a business combination.  Mr.  Akiva  has  not identified any particular industry or specific business within an industry for evaluations. Ultimately,  Mr. Akiva  will have broad discretion in determining the specific business  combination  that  will take place.  Blimah has been in the developmental stage since inception and  has no operations to date.  Other than  issuing  shares to its original shareholders, Blimah never commenced any
operational activities.   Blimah  may  not  be  able  to  negotiate a business
combination on terms favorable to Blimah.

                             [5]

Investors will, however, have a chance to evaluate a merger candidate before a proposed merger occurs pursuant to Rule 419. At this time, investors will determine whether they wish to leave their investment or receive their investment back. If they choose not to invest, they may still loose ten percent of their initial investment.

Blimah lacks any market research or marketing organization. Blimah may find it difficult to complete its business plan of acquiring or merging with a target company.

Blimah has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Blimah. Moreover, Blimah does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Blimah, there is no assurance
Blimah  will  be  successful  in  completing  any  such business  combination.


Potential determination by the SEC that Blimah is an investment company could cause significant registration and compliance costs under the Securities
Exchange Act of  1933.

In the event Blimah engages in business combinations which result in Blimah holding passive investment interests in a number of entities, the Blimah could be under regulation of the Investment Company Act of 1940. In such event, Blimah would be required to register as an investment company and could be expected to incur significant registration and compliance costs Blimah has obtained no formal determination from the Securities and Exchange Commission as to the status of Blimah under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Blimah to material adverse consequences.

A successful merger or acquisition of Blimah with another business entity will, in all likelihood, result in a significant shift in control from Blimah's management to the merging company's management.

A business combination involving the issuance of Blimah' common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Blimah. Any such business combination may require Mr.
Akiva of Blimah to sell or transfer all or a portion of Blimah' common stock held by him, or resign as a member of the board of director of Blimah. The resulting change in control Blimah could result in removal of Mr. Akiva and a corresponding reduction in or elimination of their participation in the future affairs of Blimah.

                                 [6]

A successful merger or acquisition of Blimah with another business entity will, in all likelihood, result in a significant shift in control from Blimah's shareholders to the merging company's shareholders.

A  business  combination involving Blimah and another business entity will, in all likelihood,  result  in  Blimah  issuing securities to shareholders of the merging entity.  The issuance of previously  authorized  and  unissued  common stock of Blimah would result in a reduction in percentage of shares  owned  by the present and prospective shareholders of  Blimah.  This  would  result in a
shift  in  control  from  Blimah's  shareholders  to  the  merging   company's
shareholders.

Many business decisions made by Blimah can have major tax consequences and associated risks that could hurt the value of an investment in Blimah.

Federal  and  state  tax  consequences  will,  in  all  likelihood,  be  major
considerations in any business combination Blimah may  undertake.   Currently,
such transactions may be structured so  as to  result in tax-free treatment to both companies, pursuant to various  federal and state tax provisions.  Blimah intends to structure  any  business  combination so as to minimize the federal and  state  tax  consequences  to  both Blimah and the target entity. However, there  can  be  no assurance that such  business  combination  will  meet  the statutory  requirements  of a tax-free reorganization or that the parties will obtain the intended tax-free  treatment upon a transfer of stock or assets.  A non-qualifying reorganization  could  result in the imposition of both federal and  state taxes which may have an adverse  effect  on  both  parties  to  the transaction.

Blimah's securities may be limited to only a few markets because of blue sky laws.

Because  the  securities  registered  hereunder  have  not been registered for resale under the blue sky laws of any state, and Blimah has  no  current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that  might  develop in the future, should be aware that there may  be  significant  state blue sky restrictions upon  the  ability  of  new  investors to purchase the securities which  could  reduce  the size of the potential market.  As a result of recent changes in federal law,  non-issuer trading or resale of Blimah' securities is exempt from state registration  or  qualification requirements in most states.
However, some states may continue to attempt to restrict the trading or resale
of  blind-pool  or  blank-check  securities.   Accordingly,  investors  should
consider any potential secondary market for Blimah' securities to be a limited one.

                                [7]

Blimah offering price is arbitrary and the value of Blimah securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Blimah. There can be no assurance that, even if a public trading market develops for Blimah' securities, the shares will attain market values commensurate with the offering price.

Blimah may not be able to raise the minimum $20,000 dollars in this offering, resulting in the nullification of this offering.

The  shares are offered by Blimah on a direct participation offering basis. No individual, firm or corporation has agreed to purchase or take down any of the
offered  shares.   Blimah  cannot and does not make any statement guaranteeing that shares will be sold. If  the  minimum  number  of  shares  are  not sold,
Blimah's offering will be nullified resulting in the return of  the  investors money.

Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Blimah and to investors, respectively, only after Mr. Akiva has met the following three conditions:

First, Blimah must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Blimah must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

                                  [8]

Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Blimah must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds , but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Blimah must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Blimah to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited
Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify Blimah in writing that the investor elects to remain an investor;

(3) If Blimah does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed
80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

                              [9]

Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Blimah and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Blimah and any other evidence acceptable by the Escrow Agent that Blimah has executed an agreement for the acquisition (s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Blimah has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.


Escrowed funds not to be used for salaries or reimbursable expenses.

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Blimah's behalf by Mr. Akiva. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Mr. Akiva.
In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.

Use of Proceeds.

Following  the  maximum  sale of the 2,000,000 Shares offered by Blimah, there will be gross proceeds of  $100,000.  If the minimum number of shares are sold
(400,000),  the  gross  proceed will equal  $20,000.   The  net  proceeds  are
calculated as the gross  proceeds  raised  minus sales commission costs, which are zero, and other costs related to the offering. These proceeds will be used to provide start-up and working capital for  Blimah .  Blimah plans to release
10% of the monies raised in the offering and use this  for expenses related to the  offering  and reconfirmation process. Expenses related  to  the  offering include printing costs, legal costs, and accounting costs necessary to maintain
Blimah while a  merger candidate is sought. Certain fees will also be required to be paid to the  escrow agent. Mr. Akiva will have full discretion as to how these proceeds will be applied.

                               [10]

Offering Costs

The total estimated costs to conduct the offering is as follows:


Legal           $10,000
Printing        $500
Accounting      $2,000
Escrow Agent    $750

Offering costs will be paid from proceeds raised from stock offerings. If the minimum or median amount of the offering is retained, the offering costs will exceed the 10% of proceeds allowed to cover offering costs. In this event the offering costs will be covered by Mr. Akiva.

Use of Proceeds Table

The following table sets forth the expected use of proceeds from this offering (based on the minimum, median, and maximum net offering amounts after the release of monies raised to help cover offering costs.). The amounts listed are for net proceeds. Net proceeds are gross proceeds minus offering costs (net proceeds = gross proceeds - offering costs). Pursuant to rule 419, a maximum of 10% may be used for offering costs. The maximum of 10% will not cover all of the offering costs under the minimum or median amounts raised. In these instances any remaining offering costs will be covered by Mr. Akiva. All the net proceeds will be used as working capital.


Use of Proceeds  If Minimum Offering  If Median  Offering  If Maximum Offering
                 Raised ($18,000)     Raised  ($54,000)    Raised  ($ 90,000)
                 Amount   Percent     Amount     Percent   Amount     Percent
Working Capital  $18,000  90 %        $54,000    90%       $90,000    90 %

Total           	$18,000  90%         $54,000    90%       $90,000    90 %

                               [11]

Please note that if the minimum or median amount of the offering is retained, the related offering expenses exceed 10%. In such a case, the additional costs shall be paid out of Mr. Akiva's pocket.

Mr. Akiva anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of Mr. Akiva. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non - interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Mr. Akiva may advance money to Blimah or on behalf of Blimah when the need arises. There are no set limits to the maximum amount that management will advance or loan to Blimah. However, the amount is obviously limited by the resources of Mr. Akiva. Mr. Akiva anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.

Determination of offering price.

The offering price is not based upon Blimah's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined by Mr. Akiva and was determined arbitrarily based upon the amount of funds needed by Blimah to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Dilution.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the Offering. As of February 7, 2000, the net tangible book value of Blimah was $-11,230 or $-0.0037 per share. Giving effect to the sale by Blimah of all offered shares at the public offering price, the pro forma net tangible book value of Blimah would be $88,770 or $.0178 per share, which would represent an immediate increase of $0.014 in net tangible book value per share and $0.0322 per share dilution per share to new investors. Dilution of the book value of the shares may result from future share offerings by Blimah.

                                [12]

The following table illustrates the pro forma per share dilution:


                               Assuming Maximum          Minimum
                                 Shares Sold           Shares Sold
Offering Price (1)               $0.05                 $0.05

Net tangible book value per
share before Offering (2)        $(0.0037)             $(0.0033)


Increase Attributable to purchase
of stock by new investors (3)    $0.014                $0.0059

Net tangible book value per
Share after offering (4)         $0.0178               $0.0026

Dilution to new investors (5)    $0.0322               $0.0474

Percent Dilution to new
investors (6)                    64%                   95%

(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Blimah.

(3) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(4) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.0178) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($.0322).

(6) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($0.0322) by the offering price per Share ($0.05) giving a dilution to new investors of 64%.

                                 [13]

Plan of distribution.

Blimah will sell a minimum of 400,000 , a maximum of 2,000,000, of its common stock with a par value $.001 per share to the public on a "best efforts" basis. The minimum purchase required of an investor is $250.00. There can be no assurance that any of these shares will be sold. If the minimum amount of shares are not sold, all proceeds received in the offering will be refunded promptly.

The net proceeds to Blimah will be $100,000 minus associated costs, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Blimah, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering.

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of Blimah's common stock. These securities are offered by Blimah subject to prior sale and to approval of certain legal matters by counsel.

Mr. Akiva will be offering and selling shares on behalf of Blimah.

Mr. Akiva will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1.

We have been informed by Mr. Akiva that:

*  he  is not subject to statutory disqualification as defined in Section 3(a)
(39) of the Securities Exchange Act of 1934,

* he is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

*  he is not an associated person of a broker or dealer.

Additionally ,   Mr.  Akiva  meets  the  conditions  of part (a)(4)(iii) where participation will be restricted to:

(A)	Preparing  any  written  communication  or  delivering  such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

                                [14]

(B)	Responding  to  inquiries  of   a  potential  purchaser in a communication
initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document;
or

(C)	Performing  ministerial  and  clerical  work  involved  in  effecting  any transaction.

Limited State Registration.

Blimah anticipates that there will be no State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold. Securities are planed to be sold in Nevada.

Securities will be sold in Nevada under Rule NRS 90.530 (11). This allows exempted transactions pursuant to an offer to sell securities of an issuer if:

"(a) The transaction is part of of an issue in which there are no more than 25 purchasers in this state, other than those designated in subsection 10, during any 12 consecutive months;

(b)	No geneal soliciation  or  general  advertising is used in connection with the offer to sell or sale of securities;

(c)	No commission or other  similar compensation is paid or given, directly or indirectly, toa person, other than a broker-dealer licensed or not required to be licensed under this chapter, for soliciting a prospective purchaser in this state; and licensed under this chapter, for soliciting a prospective purchaser in this state; and

(d)	One of the following conditions is satisfied:

(1)	The  seller  reasonably  believes that all purchasers in this state, other than those designated in subsection 10, are purchasing for investment; or

(2) Immediately before and immediately after the transaction, the issuer reasonably believes that the securities of the issuer are held by 50 or fewer beneficial owners, other than those designated in subsection 10, and the transaction is part of an aggregate offering that does not exceed $500,000 during any 12 consecutive months.

The administrator by rule or order as to a security or transaction or a type of security or transaction, may withdraw or further condition the exemption set forth in this subsection or waive one or more of the conditions of the exemption.

                                [15]

Opportunity To Make Inquires.

Blimah will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Blimah concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Blimah possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Blimah a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Blimah.

By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Blimah, such a subscriber will be, a shareholder in Blimah and will be otherwise bound by the articles of incorporation and the bylaws of Blimah in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by Blimah, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Blimah. Blimah may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Blimah, or such other reasons other as Blimah determines to be in the best interest of Blimah.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned - receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings

Blimah is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Blimah has been threatened.

Director, Executive Officer, Promoters,and Control Persons

Mr. Akiva is currently the sole officer, director, and shareholder of Blimah. He has held his position since February 2000. Mr. Akiva shall serve for a term ending on the date of the third Annual Meeting. There are no other persons which can be classified as a promoter or controlling person of Blimah.

                                [16]

Isaac S. Akiva: Dr. Isaac S. Akiva formerly founded IMI Scientific, Inc. which he successfully sold in 1989. From 1976 to 1984, Dr. Akiva was Executive Vice President of Biomerica, Inc., a public concern, in which he developed and
sold   novel  Immunodiagnostic  kits  that  enabled  laboratories and research centers  to  test  for  dreadful diseases on human blood  and  urine  samples.
During his tenure, Dr. Akiva has developed independent companies from concept to successful entities.

Mr. Akiva has not been involved in legal proceedings that would impair his ability to perform his duties as Officer and Director.

Mr. Akiva has never been involved in other blank check offerings or public shell activities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of Blimah owned of record or beneficially by each person who owned of record, or was known by Blimah to own beneficially, more than 5% of Blimah's Common Stock, and the name and share holdings of Mr. Akiva.

Title of Class     Name of Beneficial      Amount and Nature      Percent
                   Owner (1)               of Beneficial          Of Class
                                           Owner(2)

Common Stock       Isaac Akiva             3,000,000              100%

Mr. Akiva does not have the right to acquire shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Principal Shareholder(s).

The addresses for the principal shareholder are as follows:

3305 Grey Dolphin Dr.  Las Vegas, NV 89117
President, secretary, treasurer, and director Isaac Akiva

Mr. Akiva has sole voting and investment power.

                                 [17]

Description of securities.

General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by Mr. Akiva; (b) are entitled to share ratably in all of the assets of Blimah available for distribution upon winding up of the affairs of Blimah;
(c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which Mr. Akiva may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest;
(d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Blimah , attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB- 2. As of the date of this Form SB-2, Blimah has 3,000,000 Shares of common stock outstanding.

Non-cumulative voting.

The holders of Shares of Common Stock of Blimah do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of director, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of Blimah's directors.

Dividends.

Blimah does not currently intend to pay cash dividends. Blimah's proposed dividend policy is to make distributions of its revenues to its stockholders when Mr. Akiva deems such distributions appropriate. Because Blimah does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Blimah.

A distribution of revenues will be made only when, in the judgment of Mr. Akiva it is in the best interest of Blimah's stockholders to do so. Mr. Akiva will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Blimah's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

                                    [18]

Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this Offering, Blimah's authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable Mr. Akiva to render more difficult or to discourage an attempt to obtain control of Blimah by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Mr. Akiva.

If, in the due exercise of its fiduciary obligations, for example, Mr. Akiva were to determine that a takeover proposal was not in Blimah's best interests, such shares could be issued by Mr. Akiva without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Mr. Akiva, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Shares Eligible For Future Sale

On January 21, 2000, Mr. Richard K. Wulff, Chief of Office of Small Business for the SEC, issued an interpretative letter to Mr. Ken Worm, Assistant Director of the OTC Compliance Unit of the NASD Regulation, concerning the tradability of stock issued in limited operation companies. Mr. Wulff's interpretation was that stock issued or gifted under an exemption under the 1933 Act would not be considered free trading. Therefore, the 3,000,000 shares of stock issued Mr. Akiva , and any further issuances of stock that is not registered with the SEC, shall not be deemed free trading.

Transfer Agent
Blimah intends to engage the services of Pacific Stock Transfer Company, P.O. Box 93385 Las Vegas, Nevada 89193
(702) 361-3033  Fax (702) 732-7890.

Interest of named experts and counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                                [19]

Disclosure of commission position on indemnification for securities act liabilities.Mr. Akiva will not have personal liability to Blimah or any of its stockholders for monetary damages for breach of fiduciary duty as Mr. Akiva involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of Mr. Akiva (i) for any breach of Mr. Akiva's duty of loyalty to Blimah or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which Mr. Akiva derived an improper personal benefit.

The By-laws provide for indemnification of Mr. Akiva and employees of Blimah in most cases for any liability suffered by them or arising out of his activities as director, officer, and employees of Blimah if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when Mr. Akiva approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Mr. Akiva is accountable to Blimah as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Blimah. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Blimah, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Blimah in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Blimah.

Blimah undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act") may be permitted to Mr. Akiva of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              [20]

Organization within last five years.

The  names  of  the promoters of Blimah is Mr. Akiva as disclosed elsewhere in
this Form SB-2.   None   of the promoters have received anything of value from
Blimah.

Description of Business.

1.  Company/Business Summary.

Blimah.com, Inc.. was incorporated on February 7, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Blimah has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Blimah never commenced any operational activities.

Blimah was formed by Shawn Hackman, the initial Director for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Immediately upon incorporation Isaac Akiva replaced Mr. Hackman as President, secretary, treasurer, and director Mr. Akiva determined next to proceed with filing a Form SB-2.

Mr. Akiva, the President and Sole Director, elected to commence implementation of Blimah's principal business purpose, described below under "Item 2, Plan of Operation". As such, Blimah can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Blimah as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Mr. Akiva does not intend to undertake any efforts to cause a market to develop in Blimah's securities until such time as Blimah has successfully implemented its business plan described herein. Accordingly, each shareholder of Blimah has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell his/ her respective shares of Blimah's common stock until such time as Blimah has successfully consummated a merger or acquisition and Blimah is no longer classified as a "blank check" company.

In order to provide further assurances that no trading will occur in Blimah's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with Blimah's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.

                                 [22]

However, while Mr. Akiva believes that the procedures established to preclude any sale of Blimah's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

Item 2.  Plan of Operation.

Blimah intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. Blimah has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither Mr. Akiva nor any promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Blimah and such other company as of the date of this registration statement.

While Blimah will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. Mr. Akiva does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

Blimah has no full time employees. Mr. Akiva has agreed to allocate a portion of his time to the activities of Blimah, without compensation. Mr. Akiva anticipates that the business plan of Blimah can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Blimah and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers.

Blimah is filing this registration statement on a voluntary basis because the primary attraction of Blimah as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of Blimah.

The Articles of Incorporation of Blimah provides that Blimah may indemnify Mr. Akiva for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Blimah could be used or attached to satisfy any liabilities subject to such indemnification.

General Business Plan.

Blimah's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Blimah will not restrict its search to any specific business, industry, or geographical location and Blimah may participate in a business venture of virtually any kind or nature.

                            [22]

This discussion of the proposed business is purposefully general and is not meant to be restrictive of Blimah's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Blimah has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of Blimah because it will not permit Blimah to offset potential losses from one venture against gains from another.

Blimah may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Blimah may acquire assets and establish wholly - owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method Blimah will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies which are looking to merge with a public shell.

Blimah anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Mr. Akiva believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders
and other factors.   Business opportunities may be available in many different
industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Blimah has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, Mr. Akiva believes Blimah will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

                                [23]

Nevertheless, Mr. Akiva has not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the Mr. Akiva, who is not a professional business analyst. Mr. Akiva intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Blimah's two officers, or by Blimah's shareholders.

In analyzing prospective business opportunities, Mr. Akiva will consider such matters as:

*  the available technical, financial and managerial resources,
*  working capital and other financial requirements,
*  history of operations, if any,
*  prospects for the future,
*  nature of present and expected competition;,
* the quality and experience of management services which may be available and the depth of that management,
*  the potential for further research, development, or exploration,
* specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Blimah;
*  the potential for growth or expansion; the potential for profit;
* the perceived public, recognition or acceptance of products, services, or trades;
*  name identification; and other relevant factors.

Mr. Akiva will meet personally with management and key personnel of the business
opportunity as part  of  their investigation.   To the extent possible, Blimah
intends to  utilize written reports and personal investigation to evaluate the
above  factors.   Blimah will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Mr. Akiva, while not especially experienced in matters relating to the new business of Blimah, will rely upon their own efforts and, to a much lesser extent, the efforts of Blimah's shareholders, in accomplishing the business purposes of Blimah. It is not anticipated that any outside consultants or advisors will be utilized by Blimah to effectuate its business purposes described herein.

However, if Blimah does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/ acquisition candidate, as Blimah has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past , Mr. Akiva has never used outside consultants or advisors in connection with a merger or acquisition.

                            [24]

Blimah will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Blimah may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Blimah may offer.

However, Blimah does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Blimah has successfully consummated such a merger or acquisition. Blimah also has no plans to conduct any offerings under Regulation S.

Acquisition of opportunities.

In implementing a structure for a particular business acquisition, Blimah may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of Blimah will no longer be in control of Blimah. In addition, Mr. Akiva may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Blimah's shareholders.

It  is  anticipated  that  Blimah's  principal   shareholders   may   actively
negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by officers and/or directors of Blimah will be also afforded to all other shareholders of Blimah on similar terms and conditions.

The policy set forth in the preceding sentence is based on an Understanding between Mr. Akiva, and he is not aware of any circumstances under which this policy would change while he is still officer and director of Blimah. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, Blimah may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Blimah has successfully consummated a merger or acquisition and Blimah is no longer considered a "shell" company. Until such time as this occurs, Blimah will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Blimah's securities may have a depressive effect on the value of Blimah's securities in the future, if such a market develops, of which there is no assurance.

                           [25]

While the actual terms of a transaction to which Blimah may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Blimah which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Blimah's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in Blimah following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event Blimah acquires a target company with substantial assets. Any merger or acquisition effected by Blimah can be expected to have a significant dilutive effect on the percentage of shares held by Blimah's then shareholders.

Blimah will participate in a business opportunity only after the negotiation and execution of appropriate written agreements.

Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto.

Also, they will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Blimah's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated here-in-above, Blimah will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. Blimah is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Blimah to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Blimah's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure Blimah's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Blimah.

                                [26]

Mr. Akiva has verbally agreed that he will advance to Blimah any additional funds which Blimah needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. Mr. Akiva has further agreed that such advances will be made in proportion his percentage ownership of Blimah. Mr. Akiva has also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Blimah acquires or merges with agree to repay all or a portion of such advances.

There is no dollar cap on the amount of money which such persons will advance to Blimah. Blimah will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Blimah will not borrow any funds to make any payments to Mr. Akiva.

Mr. Akiva has passed a resolution which prohibits Blimah from completing an acquisition or merger with any entity in which any of Mr. Akiva or his affiliates o r associates serve as officer or director or hold any ownership interest. Mr. Akiva is not aware of any circumstances under which this policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management shareholders and Mr. Akiva under which non-management Mr. Akiva of Blimah's affairs. There is no agreement that non- management shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.

Competition.

Blimah will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources andtechnical expertise than Blimah. In view of Blimah's combined extremely limited financial resources and limited management availability, Blimah will continue to be at a significant competitive disadvantage compared to Blimah's competitors.

Year 2000 compliance.

Blimah is aware of the issues associated with the programming code in existing computer systems through the year 2000. Blimah has assessed these issues as they relate to Blimah, and since Blimah currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, it does not believe that there are any material year 2000 issues to disclose in this Form SB-2.

                            [27]

Description of property.

Blimah has retained Shawn F. Hackman, a P.C., as general counsel and resident agent for Blimah. The address is 3360 W. Sahara, Suite 200 Las Vegas, NV 89102. Mr. Hackman has no involvement with the day to day activities of Blimah. A copy of the resident agent agreement is attached.

Blimah currently owns no property. President Isaac Akiva's residence serves as the office for Blimah. This address is 3305 Grey Dolphin Dr. Las Vegas, NV, 89117. Mr. Akiva's residence is considered appropriate due to the limited operations of Blimah.

Certain relationships and related transactions.

There are no relationships, transactions, or proposed transactions to which Blimah was or is to be a party, in which any of the named persons set forth in
Item 404 of Regulation SB had or is to have a direct or indirect material interest.

Shawn F. Hackman, Esq., Blimah's resident agent, incorporated Blimah in an administrative capacity. Mr. Hackman currently hold no position in Blimah.

Market for common equity and related stockholder matters.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Executive compensation.

(a)  Mr. Akiva is not receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to Mr. Akiva, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to Mr. Akiva under any plan which is presently existing.

Financial statements.

BLIMAH.COM
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
JUNE 30, 2000

                               [34]



TABLE OF CONTENTS

INDEPENDENT AUDITORS REPORT. . . . . . . . . . . . . . . . . . . . .36

ASSETS. . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . .37

LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . 38

STATEMENT OF OPERATIONS. . . . . . . . . . . . . .. . . . . . . . . 39

STATEMENT OF STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . . .40

STATEMENT OF CASH FLOWS. . . . . . . . . . . . . . . . . . . . . . .40

NOTES TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . .41-44

                                   [35]


BARRY L. FRIEDMAN, P.C.
Certified Public Accountant

1582 TULITA DRIVE
OFFICE (702) 361 -8414
LAS VEGAS, NEVADA 89123
FAX NO. (702) 896-0278

INDEPENDENT AUDITORS' REPORT

Board of Directors
August 15, 2000
BLIMAH.COM
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of BLIMAH.COM (A Development Stage Company), as of June 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the period February 7, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material
misstatement.   An  audit  includes  examining,  on  a  test  basis,  evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects , the financial position of BLIMAH.COM (A Development Stage Company), as of June 30, 2000, and the results of its operations and cash flows for the period February 7, 2000 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Barry L. Friedman
Certified Public Accountant

                                    [36]


BLIMAH.COM
(A Development Stage Company)
June 30, 2000


BALANCE SHEETS

ASSETS


CURRENT ASSETS                 $0

Cash                           $0

TOTAL CURRENT ASSETS           $0

OTHER ASSETS                   $0

TOTAL OTHER ASSETS             $0

TOTAL ASSETS                   $0


LIABILITIES AND
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES            $11,230

Accounts Payable               $11,230


STOCKHOLDERS' EQUITY
(NOTE #4)

Common stock
par value $0.001
authorized 25,000,000 shares
issued and outstanding at

June 30, 2000-
3,000,000 shares               $3,000

Additional Paid-In Capital     0

Deficit accumulated during
the development stage          $-14,230
                               --------
TOTAL STOCKHOLDERS' EQUITY     $-11,230
                               --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY           $0
                               ---------

The accompanying notes are an integral part of these financial statements.

                                 [37]

BLIMAH.COM
(A Development Stage Company)
February 7, 2000 (inception) to June 30, 2000

STATEMENT OF OPERATIONS


INCOME                 $0

Revenue

EXPENSES

General and
administrative         $3,000
                       ------
TOTAL EXPENSES         $3,000
                       ------

NET PROFIT/LOSS (-)    $-3,000
                       -------

Net profit per share
Basic and diluted
(Note #2)              $-.001
                       ------

Weighted average
Number of common
shares outstanding     3,000,000
                       ---------

The accompanying notes are an integral part of these financial statements.

                                 [38]

BLIMAH.COM
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                   Additional     Accumulated
                     Common           Stock        Paid - in      deficit
                     Shares           Amount       Capital

February 7, 2000
Issued for services  3,000,000        $3,000       $0

Offering Costs                                                   -11,230

Net loss February
7, 2000 (inception)
to June 30, 2000                                                 -3,000
                     ----------       -------      -----         -----------
Balance
June 30, 2000        3,000,000        $3,000       $0            $-14,230
                     ---------        -------      ---           ---------

The accompanying notes are an integral part of these financial statements.

                                    [39]

BLIMAH.COM
(A Development Stage Company)
February 7, 2000 (inception) to June 30, 2000

STATEMENT OF CASH FLOWS

Cash Flows from
Operating Activities       $-3,000

Net Loss

Adjustment to reconcile
net loss to net cash
provided by operating
activities issue
common stock for
services                   +3,000

Changes in assets and
liabilities                0
                           --------

Net cash used in
operating activities       $0

Cash flows from
investing activities       0

Cash flows from
Financing Activities       0
                           --------
Net increase
(decrease)                 $0

Cash
Beginning of period        0
                           ---------
Cash
end of period              $0
                           ---------

The accompanying notes are an integral part of these financial statements.


                                 [40]














BLIMAH.COM
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2000

NOTE #l - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 7, 2000, under the laws of the State of Nevada as BLIMAH.COM The Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

When the Company has cash, it will maintain a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2000.

                                [41]

BLIMAH.COM
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2000

NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 2000, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal yearend.

Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction

The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

NOTE #3 - INCOME TAXES

There is no provision for income taxes for the period ended June 30, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of June 30, 2000 is as follows:

Net operation loss carry forward    $0

Valuation allowance                 $0

Net deferred tax asset              $0

                                      [42]

BLIMAH.COM
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2000

NOTE #4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 25,000,000 shares with a par value $.001 per share.

Preferred Stock

The corporation has no preferred stock.

On February 7, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.

NOTE #5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

NOTE #6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                   [43]

BLIMAH.COM
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2000

NOTE #7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                                   [44]


Part II.  Information not required in prospectus.


Indemnification of officers and directors.

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


Recent sales of unregistered securities.

On  February 7, 2000, 3,000,000 shares were issued to Isaac Akiva under Rule 4
(2) . These shares were issued as founders shares stock for services as officer
and director.   Therefore, He would be considered an accredited investor under
Rule 501 of Regulation D.


Exhibits.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.

(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

                               [45]


(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public
policy as expressed in the Act and  is,  therefore,  unenforceable.    In  the
event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                [46]






EXHIBIT LIST


3.1	        Articles of Incorporation      Incorporated by reference in Blimah's
                                           Form SB-2A filed on April, 20, 2000.

3.2	        By-Laws                        Incorporated by reference in Blimah's
                                           Form SB-2A filed on April, 20, 2000.
5.1         Opinion on Legality
24.1        Consent of Accountant
24.2        Consent of Attorney (Included in Opinion)
27.2        Lock-up agreement

                               [47]